CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$49,000,000	$1,925.70

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	July 28, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: July 30, 2008

•	Initial valuation date: July 28, 2008

•	Final valuation date: January 27, 2009

•	Maturity date: January 30, 2009

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.85%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	$55.47	PS-7	ACI	$1,500,000	17.000%	60.0%	98.375%	$1,475,625	1.625%	$24,375	E-2356	06738QAQ1/ US06738QAQ10
Apache Corporation	$111.50	PS-9	APA	$1,500,000	14.500%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2358	06738QAS7/ US06738QAS75
The Boeing Company	$62.34	PS-11	BA	$1,000,000	10.000%	80.0%	98.375%	$983,750	1.625%	$16,250	E-2359	06738QAT5/ US06738QAT58
Bank of America Corporation	$28.06	PS-13	BAC	$4,000,000	15.000%	60.0%	98.375%	$3,935,000	1.625%	$65,000	E-2360	06738QAU2/ US06738QAU22
Best Buy Co., Inc.	$38.76	PS-15	BBY	$1,000,000	10.000%	70.0%	98.375%	$983,750	1.625%	$16,250	E-2361	06738QAV0/ US06738QAV05
BJ Services Company	$30.33	PS-17	BJS	$1,000,000	11.500%	70.0%	98.375%	$983,750	1.625%	$16,250	E-2363	06738QAX6/ US06738QAX60
Citigroup Inc.	$17.43	PS-19	C	$3,000,000	17.000%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2364	06738QAY4/ US06738QAY44
COACH, Inc.	$26.38	PS-21	COH	$1,000,000	14.000%	75.0%	98.375%	$983,750	1.625%	$16,250	E-2365	06738QAZ1/ US06738QAZ19
DryShips Inc.	$73.19	PS-23	DRYS	$1,000,000	19.000%	55.0%	98.375%	$983,750	1.625%	$16,250	E-2366	06738QBA5/ US06738QBA58
Energy Conversion Devices, Inc.	$61.30	PS-25	ENER	$1,000,000	20.000%	60.0%	98.375%	$983,750	1.625%	$16,250	E-2368	06738QBC1/ US06738QBC15
FedEx Corporation	$78.04	PS-27	FDX	$1,000,000	9.100%	80.0%	98.375%	$983,750	1.625%	$16,250	E-2369	06738QBD9/ US06738QBD97
Corning Incorporated	$20.80	PS-29	GLW	$2,500,000	10.150%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2370	06738QBE7/ US06738QBE70
Halliburton Company	$45.89	PS-31	HAL	$1,500,000	10.750%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2372	06738QBG2/ US06738QBG29
The Home Depot, Inc.	$23.16	PS-33	HD	$1,500,000	13.000%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2373	06738QBH0/ US06738QBH02
McDermott International, Inc.	$48.87	PS-35	MDR	$2,000,000	15.000%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-2375	06738QBK3/ US06738QBK31
Massey Energy Company	$69.49	PS-37	MEE	$1,000,000	17.500%	60.0%	98.375%	$983,750	1.625%	$16,250	E-2376	06738QBL1/ US06738QBL14
Merrill Lynch & Co., Inc.	$24.33	PS-39	MER	$2,500,000	13.500%	60.0%	98.375%	$2,459,375	1.625%	$40,625	E-2377	06738QBM9/ US06738QBM96
Monsanto Company	$114.51	PS-41	MON	$2,500,000	15.250%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2378	06738QBN7/ US06738QBN79
Microsoft Corporation	$25.50	PS-43	MSFT	$4,000,000	11.250%	80.0%	98.375%	$3,935,000	1.625%	$65,000	E-2379	06738QBP2/ US06738QBP28
Pfizer Inc.	$18.36	PS-45	PFE	$1,500,000	8.500%	80.0%	98.375%	$1,475,625	1.625%	$24,375	E-2380	06738QBQ0/ US06738QBQ01
Research In Motion Limited	$113.51	PS-47	RIMM	$1,500,000	14.750%	70.0%	98.375%	$1,475,625	1.625%	$24,375	E-2381	06738QBR8/ US06738QBR83
Schering-Plough Corporation	$19.32	PS-49	SGP	$1,500,000	10.500%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2382	06738QBS6/ US06738QBS66
Schlumberger N.V. (Schlumberger Limited)	$97.64	PS-51	SLB	$1,500,000	12.250%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2383	06738QBT4/ US06738QBT40
Target Corporation	$43.96	PS-53	TGT	$2,500,000	14.000%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2384	06738QBU1/ US06738QBU13
Valero Energy Corporation	$31.81	PS-55	VLO	$1,500,000	15.000%	70.0%	98.375%	$1,475,625	1.625%	$24,375	E-2385	06738QBV9/ US06738QBV95
XTO Energy Inc.	$48.11	PS-57	XTO	$1,500,000	12.750%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2387	06738QBX5/ US06738QBX51
Yahoo! Inc.	$20.12	PS-59	YHOO	$3,000,000	11.500%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2388	06738QBY3/ US06738QBY35

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August  31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
July 28, 2008*	$75.37	$47.76	$55.47

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $55.47

Protection level: 60.00%

Protection price: $33.28

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.027763

Coupon: 17.00% per annum

Maturity: January 30, 2009

Dividend yield: 0.54% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.27%
+ 90%	8.50%		90.27%
+ 80%	8.50%		80.27%
+ 70%	8.50%		70.27%
+ 60%	8.50%		60.27%
+ 50%	8.50%		50.27%
+ 40%	8.50%		40.27%
+ 30%	8.50%		30.27%
+ 20%	8.50%		20.27%
+ 10%	8.50%		10.27%
+ 5%	8.50%		5.27%

0%	8.50%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.73%
- 10%	8.50%	-1.50%	-9.73%
- 20%	8.50%	-11.50%	-19.73%
- 30%	8.50%	-21.50%	-29.73%
- 40%	8.50%	-31.50%	-39.73%
- 50%	N/A	-41.50%	-49.73%
- 60%	N/A	-51.50%	-59.73%
- 70%	N/A	-61.50%	-69.73%
- 80%	N/A	-71.50%	-79.73%
- 90%	N/A	-81.50%	-89.73%
- 100%	N/A	-91.50%	-99.73%

Apache Corporation

According to publicly available information, Apache Corporation (the “Company”) is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. In North America, the Company’s exploration and production interests are focused in the Gulf of Mexico, the Gulf Coast, East Texas, the Permian basin, the Anadarko basin and the Western Sedimentary basin of Canada. Outside of North America, the Company has exploration and production interests in Egypt, offshore Western Australia, offshore the United Kingdom (U.K.), in the North Sea (North Sea) and onshore Argentina.

The Company’s mission is to grow a profitable upstream oil and gas company by building a portfolio of core areas which provide long-term growth opportunities through grass-roots drilling supplemented by occasional acquisitions. Operating regions are given the autonomy necessary to make drilling and operating decisions and to act quickly.

In 2008, the Company is planning another active year of drilling and has a set preliminary exploration and development budget of approximately $4.6 billion, or nine percent more than 2007. The Company’s plan for 2008 also includes just under $400 million for gathering, transmission and processing assets.

The linked share’s SEC file number is: 1-4300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$28.57	$21.46	$28.31
December 31, 2002	$28.88	$23.53	$27.14
March 31, 2003	$32.28	$26.26	$30.87
June 30, 2003	$34.60	$28.35	$32.53
September 30, 2003	$35.04	$30.41	$34.67
December 31, 2003	$41.68	$34.05	$40.55
March 31, 2004	$43.49	$36.80	$43.17
June 30, 2004	$45.99	$38.53	$43.55
September 30, 2004	$50.96	$42.45	$50.11
December 31, 2004	$54.38	$47.79	$50.57
March 31, 2005	$65.90	$47.45	$61.23
June 30, 2005	$67.98	$51.52	$64.60
September 30, 2005	$78.11	$64.90	$75.22
December 30, 2005	$75.95	$59.40	$68.52
March 31, 2006	$76.21	$63.25	$65.51
June 30, 2006	$75.65	$56.52	$68.25
September 29, 2006	$72.40	$59.18	$63.20
December 29, 2006	$70.50	$59.99	$66.51
March 30, 2007	$73.44	$63.01	$70.70
June 29, 2007	$87.82	$70.53	$81.59
September 30, 2007	$91.24	$72.67	$90.06
December 31, 2007	$109.32	$87.44	$107.54
March 31, 2008	$122.33	$84.52	$120.82
June 30, 2008	$149.23	$117.67	$139.00
July 28, 2008*	$145.00	$105.01	$111.50

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APA

Initial price: $111.50

Protection level: 75.00%

Protection price: $83.63

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.968610

Coupon: 14.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.63% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.32%
+ 90%	7.25%		90.32%
+ 80%	7.25%		80.32%
+ 70%	7.25%		70.32%
+ 60%	7.25%		60.32%
+ 50%	7.25%		50.32%
+ 40%	7.25%		40.32%
+ 30%	7.25%		30.32%
+ 20%	7.25%		20.32%
+ 10%	7.25%		10.32%
+ 5%	7.25%		5.32%

0%	7.25%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.68%
- 10%	7.25%	-2.75%	-9.68%
- 20%	7.25%	-12.75%	-19.68%
- 30%	N/A	-22.75%	-29.68%
- 40%	N/A	-32.75%	-39.68%
- 50%	N/A	-42.75%	-49.68%
- 60%	N/A	-52.75%	-59.68%
- 70%	N/A	-62.75%	-69.68%
- 80%	N/A	-72.75%	-79.68%
- 90%	N/A	-82.75%	-89.68%
- 100%	N/A	-92.75%	-99.68%

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Integrated Defence Systems (IDS) business: Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS) and Support Systems; and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

The Company’s workforce level at December 31, 2007 was approximately 159,300, including approximately 3,846 in Australia and 1,720 in Canada.

The linked share’s SEC file number is: 1-442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$45.28	$33.20	$34.13
December 31, 2002	$36.02	$28.53	$32.99
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$36.50	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.35	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 30, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
June 30, 2008	$88.28	$65.56	$65.72
July 28, 2008*	$69.50	$62.05	$62.34

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $62.34

Protection level: 80.00%

Protection price: $49.87

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.041065

Coupon: 10.00% per annum

Maturity: January 30, 2009

Dividend yield: 2.41% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.21%
+ 90%	5.00%		91.21%
+ 80%	5.00%		81.21%
+ 70%	5.00%		71.21%
+ 60%	5.00%		61.21%
+ 50%	5.00%		51.21%
+ 40%	5.00%		41.21%
+ 30%	5.00%		31.21%
+ 20%	5.00%		21.21%
+ 10%	5.00%		11.21%
+ 5%	5.00%		6.21%

0%	5.00%		1.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.79%
- 10%	5.00%	-5.00%	-8.79%
- 20%	5.00%	-15.00%	-18.79%
- 30%	N/A	-25.00%	-28.79%
- 40%	N/A	-35.00%	-38.79%
- 50%	N/A	-45.00%	-48.79%
- 60%	N/A	-55.00%	-58.79%
- 70%	N/A	-65.00%	-68.79%
- 80%	N/A	-75.00%	-78.79%
- 90%	N/A	-85.00%	-88.79%
- 100%	N/A	-95.00%	-98.79%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
July 28, 2008*	$34.25	$18.44	$28.06

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $28.06

Protection level: 60.00%

Protection price: $16.84

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.637919

Coupon: 15.00% per annum

Maturity: January 30, 2009

Dividend yield: 9.12% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		104.56%
+ 90%	7.50%		94.56%
+ 80%	7.50%		84.56%
+ 70%	7.50%		74.56%
+ 60%	7.50%		64.56%
+ 50%	7.50%		54.56%
+ 40%	7.50%		44.56%
+ 30%	7.50%		34.56%
+ 20%	7.50%		24.56%
+ 10%	7.50%		14.56%
+ 5%	7.50%		9.56%

0%	7.50%		4.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-0.44%
- 10%	7.50%	-2.50%	-5.44%
- 20%	7.50%	-12.50%	-15.44%
- 30%	7.50%	-22.50%	-25.44%
- 40%	7.50%	-32.50%	-35.44%
- 50%	N/A	-42.50%	-45.44%
- 60%	N/A	-52.50%	-55.44%
- 70%	N/A	-62.50%	-65.44%
- 80%	N/A	-72.50%	-75.44%
- 90%	N/A	-82.50%	-85.44%
- 100%	N/A	-92.50%	-95.44%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the United States and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers (“Pacific Sales”) and Speakeasy. The International segment is comprised of all Canada store, call center and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store, call center and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
June 30, 2008	$48.03	$39.42	$39.60
July 28, 2008*	$41.46	$36.10	$38.76

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $38.76

Protection level: 70.00%

Protection price: $27.13

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.799794

Coupon: 10.00% per annum

Maturity: January 30, 2009

Dividend yield: 1.34% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.67%
+ 90%	5.00%		90.67%
+ 80%	5.00%		80.67%
+ 70%	5.00%		70.67%
+ 60%	5.00%		60.67%
+ 50%	5.00%		50.67%
+ 40%	5.00%		40.67%
+ 30%	5.00%		30.67%
+ 20%	5.00%		20.67%
+ 10%	5.00%		10.67%
+ 5%	5.00%		5.67%

0%	5.00%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.33%
- 10%	5.00%	-5.00%	-9.33%
- 20%	5.00%	-15.00%	-19.33%
- 30%	5.00%	-25.00%	-29.33%
- 40%	N/A	-35.00%	-39.33%
- 50%	N/A	-45.00%	-49.33%
- 60%	N/A	-55.00%	-59.33%
- 70%	N/A	-65.00%	-69.33%
- 80%	N/A	-75.00%	-79.33%
- 90%	N/A	-85.00%	-89.33%
- 100%	N/A	-95.00%	-99.33%

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

During the year ended September 30, 2007, the Company generated approximately 84% of its revenue from pressure pumping services and 16% from the oilfield services group. Over the same period, the Company generated approximately 60% of its revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 30, 2007	$29.00	$25.55	$27.90
June 29, 2007	$31.26	$27.47	$28.44
September 30, 2007	$29.52	$23.49	$26.55
December 31, 2007	$28.79	$23.12	$24.26
March 31, 2008	$29.00	$19.97	$28.51
June 30, 2008	$33.66	$26.94	$31.94
July 28, 2008*	$34.90	$27.28	$30.33

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJS

Initial price: $30.33

Protection level: 70.00%

Protection price: $21.23

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.970656

Coupon: 11.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.66% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.33%
+ 90%	5.75%		90.33%
+ 80%	5.75%		80.33%
+ 70%	5.75%		70.33%
+ 60%	5.75%		60.33%
+ 50%	5.75%		50.33%
+ 40%	5.75%		40.33%
+ 30%	5.75%		30.33%
+ 20%	5.75%		20.33%
+ 10%	5.75%		10.33%
+ 5%	5.75%		5.33%

0%	5.75%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.67%
- 10%	5.75%	-4.25%	-9.67%
- 20%	5.75%	-14.25%	-19.67%
- 30%	5.75%	-24.25%	-29.67%
- 40%	N/A	-34.25%	-39.67%
- 50%	N/A	-44.25%	-49.67%
- 60%	N/A	-54.25%	-59.67%
- 70%	N/A	-64.25%	-69.67%
- 80%	N/A	-74.25%	-79.67%
- 90%	N/A	-84.25%	-89.67%
- 100%	N/A	-94.25%	-99.67%

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
July 28, 2008*	$22.21	$14.01	$17.43

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $17.43

Protection level: 70.00%

Protection price: $12.20

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.372347

Coupon: 17.00% per annum

Maturity: January 30, 2009

Dividend yield: 9.87% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		104.94%
+ 90%	8.50%		94.94%
+ 80%	8.50%		84.94%
+ 70%	8.50%		74.94%
+ 60%	8.50%		64.94%
+ 50%	8.50%		54.94%
+ 40%	8.50%		44.94%
+ 30%	8.50%		34.94%
+ 20%	8.50%		24.94%
+ 10%	8.50%		14.94%
+ 5%	8.50%		9.94%

0%	8.50%		4.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-0.06%
- 10%	8.50%	-1.50%	-5.06%
- 20%	8.50%	-11.50%	-15.06%
- 30%	8.50%	-21.50%	-25.06%
- 40%	N/A	-31.50%	-35.06%
- 50%	N/A	-41.50%	-45.06%
- 60%	N/A	-51.50%	-55.06%
- 70%	N/A	-61.50%	-65.06%
- 80%	N/A	-71.50%	-75.06%
- 90%	N/A	-81.50%	-85.06%
- 100%	N/A	-91.50%	-95.06%

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 30, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
March 31, 2008	$33.15	$23.22	$30.15
June 30, 2008	$37.64	$28.65	$28.88
July 28, 2008*	$30.27	$23.74	$26.38

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $26.38

Protection level: 75.00%

Protection price: $19.79

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.907506

Coupon: 14.00% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	N/A	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 30, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
July 28, 2008*	$81.45	$66.30	$73.19

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $73.19

Protection level: 55.00%

Protection price: $40.25

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.663069

Coupon: 19.00% per annum

Maturity: January 30, 2009

Dividend yield: 0.82% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.41%
+ 90%	9.50%		90.41%
+ 80%	9.50%		80.41%
+ 70%	9.50%		70.41%
+ 60%	9.50%		60.41%
+ 50%	9.50%		50.41%
+ 40%	9.50%		40.41%
+ 30%	9.50%		30.41%
+ 20%	9.50%		20.41%
+ 10%	9.50%		10.41%
+ 5%	9.50%		5.41%

0%	9.50%		0.41%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.59%
- 10%	9.50%	-0.50%	-9.59%
- 20%	9.50%	-10.50%	-19.59%
- 30%	9.50%	-20.50%	-29.59%
- 40%	9.50%	-30.50%	-39.59%
- 50%	N/A	-40.50%	-49.59%
- 60%	N/A	-50.50%	-59.59%
- 70%	N/A	-60.50%	-69.59%
- 80%	N/A	-70.50%	-79.59%
- 90%	N/A	-80.50%	-89.59%
- 100%	N/A	-90.50%	-99.59%

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets.

The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
December 31, 2007	$36.45	$22.91	$33.65
March 31, 2008	$34.27	$20.48	$29.90
June 30, 2008	$83.33	$29.55	$73.64
July 28, 2008*	$73.23	$59.58	$61.30

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $61.30

Protection level: 60.00%

Protection price: $36.78

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.313214

Coupon: 20.00% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FedEx Corporation

According to publicly available information, FedEx Corporation (the “Company”) was incorporated in Delaware on October 2, 1997 to serve as the parent holding company of FedEx Express and each of its other operating companies. These companies are included in four reportable business segments: FedEx Express, FedEx Ground, FedEx Freight and FedEx Kinko’s. The FedEx Express segment is a express transportation company, offering time-certain delivery within one to three business days and serving markets that comprise more than 90% of the world’s gross domestic product. The FedEx Express segment also includes FedEx Trade Networks, Inc., which provides international trade services, specializing in customs brokerage and global cargo distribution. FedEx Ground segment is a provider of small-package ground delivery service. FedEx Ground provides low-cost service to every business address in the United States, Canada and Puerto Rico, as well as residential delivery to nearly 100% of U.S. residences through FedEx Home Delivery. The FedEx Ground segment also includes FedEx SmartPost, Inc., which specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages using the U.S. Postal Service for final delivery to residences. FedEx Freight is a U.S. provider of less-than-truckload (“LTL”) freight services through its FedEx Freight business (regional next-day and second-day and interregional LTL freight services) and its FedEx National LTL business (long-haul LTL freight services). The FedEx Freight segment also includes FedEx Custom Critical, Inc., North America’s largest time-specific, critical shipment carrier, and Caribbean Transportation Services, Inc., a provider of airfreight forwarding services between the United States and Puerto Rico. FedEx Kinko’s is a g provider of document solutions and business services. FedEx Kinko’s global network of digitally-connected locations offers access to technology for copying and printing, professional finishing, document creation, Internet access, computer rentals, videoconferencing, signs and graphics, direct mail, Web-based printing and the full range of FedEx day-definite ground shipping and time-definite global express shipping services, and a variety of other retail services and products, including office supplies.

The linked share’s SEC file number is 001-15829.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$53.92	$42.80	$50.07
December 31, 2002	$56.12	$47.03	$54.22
March 31, 2003	$58.60	$47.76	$55.07
June 30, 2003	$65.35	$54.45	$62.03
September 30, 2003	$68.96	$60.66	$64.43
December 31, 2003	$78.05	$64.51	$67.50
March 31, 2004	$75.26	$64.84	$75.16
June 30, 2004	$81.82	$69.35	$81.69
September 30, 2004	$88.90	$76.25	$85.69
December 31, 2004	$100.91	$84.57	$98.49
March 31, 2005	$101.87	$89.75	$93.95
June 30, 2005	$94.95	$79.55	$81.01
September 30, 2005	$87.39	$76.81	$87.13
December 30, 2005	$105.82	$85.08	$103.39
March 31, 2006	$116.00	$96.55	$112.94
June 30, 2006	$120.01	$103.74	$116.86
September 29, 2006	$118.74	$97.79	$108.68
December 29, 2006	$119.20	$106.69	$108.62
March 30, 2007	$121.40	$106.31	$107.43
June 29, 2007	$113.28	$104.01	$110.97
September 30, 2007	$119.10	$99.30	$104.75
December 31, 2007	$108.14	$89.01	$89.17
March 31, 2008	$94.30	$80.00	$92.67
June 30, 2008	$99.46	$76.34	$78.79
July 28, 2008*	$83.43	$71.33	$78.04

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FDX

Initial price: $78.04

Protection level: 80.00%

Protection price: $62.43

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.813942

Coupon: 9.10% per annum

Maturity: January 30, 2009

Dividend yield: 0.53% per annum

Coupon amount per monthly: $7.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.55%		100.27%
+ 90%	4.55%		90.27%
+ 80%	4.55%		80.27%
+ 70%	4.55%		70.27%
+ 60%	4.55%		60.27%
+ 50%	4.55%		50.27%
+ 40%	4.55%		40.27%
+ 30%	4.55%		30.27%
+ 20%	4.55%		20.27%
+ 10%	4.55%		10.27%
+ 5%	4.55%		5.27%

0%	4.55%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.55%	-0.45%	-4.73%
- 10%	4.55%	-5.45%	-9.73%
- 20%	4.55%	-15.45%	-19.73%
- 30%	N/A	-25.45%	-29.73%
- 40%	N/A	-35.45%	-39.73%
- 50%	N/A	-45.45%	-49.73%
- 60%	N/A	-55.45%	-59.73%
- 70%	N/A	-65.45%	-69.73%
- 80%	N/A	-75.45%	-79.73%
- 90%	N/A	-85.45%	-89.73%
- 100%	N/A	-95.45%	-99.73%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
July 28, 2008*	$23.05	$19.31	$20.80

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $20.80

Protection level: 75.00%

Protection price: $15.60

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.076923

Coupon: 10.15% per annum

Maturity: January 30, 2009

Dividend yield: 0.96% per annum

Coupon amount per monthly: $8.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.075%		100.48%
+ 90%	5.075%		90.48%
+ 80%	5.075%		80.48%
+ 70%	5.075%		70.48%
+ 60%	5.075%		60.48%
+ 50%	5.075%		50.48%
+ 40%	5.075%		40.48%
+ 30%	5.075%		30.48%
+ 20%	5.075%		20.48%
+ 10%	5.075%		10.48%
+ 5%	5.075%		5.48%

0%	5.075%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.075%	0.075%	-4.52%
- 10%	5.075%	-4.925%	-9.52%
- 20%	5.075%	-14.925%	-19.52%
- 30%	N/A	-24.925%	-29.52%
- 40%	N/A	-34.925%	-39.52%
- 50%	N/A	-44.925%	-49.52%
- 60%	N/A	-54.925%	-59.52%
- 70%	N/A	-64.925%	-69.52%
- 80%	N/A	-74.925%	-79.52%
- 90%	N/A	-84.925%	-89.52%
- 100%	N/A	-94.925%	-99.52%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 30, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
July 28, 2008*	$55.38	$43.21	$45.89

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $45.89

Protection level: 75.00%

Protection price: $34.42

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.791240

Coupon: 10.75% per annum

Maturity: January 30, 2009

Dividend yield: 0.78% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.39%
+ 90%	5.375%		90.39%
+ 80%	5.375%		80.39%
+ 70%	5.375%		70.39%
+ 60%	5.375%		60.39%
+ 50%	5.375%		50.39%
+ 40%	5.375%		40.39%
+ 30%	5.375%		30.39%
+ 20%	5.375%		20.39%
+ 10%	5.375%		10.39%
+ 5%	5.375%		5.39%

0%	5.375%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.61%
- 10%	5.375%	-4.625%	-9.61%
- 20%	5.375%	-14.625%	-19.61%
- 30%	N/A	-24.625%	-29.61%
- 40%	N/A	-34.625%	-39.61%
- 50%	N/A	-44.625%	-49.61%
- 60%	N/A	-54.625%	-59.61%
- 70%	N/A	-64.625%	-69.61%
- 80%	N/A	-74.625%	-79.61%
- 90%	N/A	-84.625%	-89.61%
- 100%	N/A	-94.625%	-99.61%

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended February 3, 2008. As of the end of fiscal 2007, the company was operating 2,234 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2007, the Company had 2,193 The Home Depot stores located throughout the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), Canada, China and Mexico. At the end of fiscal 2007, the Company operated 34 EXPO Design Center stores, two THD Design Center stores and five Yardbird stores.

On August 30, 2007, the Company closed the sale of HD Supply, for which the Company received $8.3 billion and recognized a loss of $4 million, net of tax, for the sale of the business.

The Company is a Delaware corporation that was incorporated in 1978. The Company’s corporate office is located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339. The telephone number is (77) 433-8211.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 31, 2008	$31.08	$23.77	$27.97
June 30, 2008	$30.50	$23.32	$23.42
July 28, 2008*	$25.84	$20.76	$23.16

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $23.16

Protection level: 75.00%

Protection price: $17.37

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.177893

Coupon: 13.00% per annum

Maturity: January 30, 2009

Dividend yield: 3.89% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.95%
+ 90%	6.50%		91.95%
+ 80%	6.50%		81.95%
+ 70%	6.50%		71.95%
+ 60%	6.50%		61.95%
+ 50%	6.50%		51.95%
+ 40%	6.50%		41.95%
+ 30%	6.50%		31.95%
+ 20%	6.50%		21.95%
+ 10%	6.50%		11.95%
+ 5%	6.50%		6.95%

0%	6.50%		1.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.05%
- 10%	6.50%	-3.50%	-8.05%
- 20%	6.50%	-13.50%	-18.05%
- 30%	N/A	-23.50%	-28.05%
- 40%	N/A	-33.50%	-38.05%
- 50%	N/A	-43.50%	-48.05%
- 60%	N/A	-53.50%	-58.05%
- 70%	N/A	-63.50%	-68.05%
- 80%	N/A	-73.50%	-78.05%
- 90%	N/A	-83.50%	-88.05%
- 100%	N/A	-93.50%	-98.05%

McDermott International, Inc.

According to publicly available information, McDermott International, Inc. (the “Company”) was incorporated under the laws of the Republic of Panama in 1959, is an engineering and construction company with specialty manufacturing and service capabilities and is the parent company of the McDermott group of companies, including J. Ray McDermott, S.A. and The Babcock & Wilcox Company. The Company is a worldwide energy services company operating in three business segments: Offshore Oil and Gas Construction, Government Operations and Power Generation Systems.

Offshore Oil and Gas Construction, previously referred to as Marine Construction Services, includes the results of operations of JRMSA and its subsidiaries and JRMH and its subsidiaries, which supply services primarily to offshore oil and gas field developments worldwide.

Government Operations includes the business and operation of BWX Technologies, Inc., Babcock & Wilcox Nuclear Operations Group, Inc., Babcock & Wilcox Technical Services Group, Inc. and their respective subsidiaries. This segment supplies nuclear components and provides various services to the U.S. Government, including uranium processing, environmental site restoration services and management and operating services for various U.S. Government-owned facilities, primarily within the nuclear weapons complex of the U.S. Department of Energy.

Power Generation Systems includes the business and operation of Babcock & Wilcox Power Generation Group, Inc., Babcock & Wilcox Nuclear Power Generation Group, Inc. and their respective subsidiaries. This segment supplies fossil-fired steam generating systems, replacement commercial nuclear steam generators, environmental equipment and components, and related services to customers around the world.

The linked share’s SEC file number is 001-08430.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.70	$0.99	$2.04
December 31, 2002	$2.21	$0.78	$1.46
March 31, 2003	$1.59	$0.88	$0.97
June 30, 2003	$2.26	$0.72	$2.11
September 30, 2003	$2.58	$1.25	$1.90
December 31, 2003	$4.07	$1.91	$3.98
March 31, 2004	$4.19	$2.53	$2.80
June 30, 2004	$3.60	$2.24	$3.39
September 30, 2004	$4.15	$3.27	$3.93
December 31, 2004	$6.16	$3.96	$6.12
March 31, 2005	$6.80	$5.67	$6.31
June 30, 2005	$7.79	$6.05	$7.00
September 30, 2005	$12.74	$6.80	$12.20
December 30, 2005	$14.95	$10.58	$14.87
March 31, 2006	$18.77	$14.87	$18.15
June 30, 2006	$24.63	$17.99	$22.74
September 29, 2006	$25.68	$19.22	$20.90
December 29, 2006	$26.68	$18.85	$25.43
March 30, 2007	$26.35	$22.16	$24.49
June 29, 2007	$42.41	$23.96	$41.56
September 30, 2007	$55.30	$34.34	$54.08
December 31, 2007	$62.37	$45.69	$59.03
March 31, 2008	$63.01	$37.17	$54.82
June 30, 2008	$67.14	$51.22	$61.89
July 28, 2008*	$63.48	$46.53	$48.87

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MDR

Initial price: $48.87

Protection level: 70.00%

Protection price: $34.21

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.462451

Coupon: 15.00% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple mines. At January 31, 2008, the Company operated 47 mines, including 35 underground (one of which employs both room and pillar and longwall mining) and 12 surface (with eight highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use its coal as fuel for their steam-powered generators.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 30, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
July 28, 2008*	$93.98	$60.19	$69.49

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $69.49

Protection level: 60.00%

Protection price: $41.69

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.390560

Coupon: 17.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.27% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.14%
+ 90%	8.75%		90.14%
+ 80%	8.75%		80.14%
+ 70%	8.75%		70.14%
+ 60%	8.75%		60.14%
+ 50%	8.75%		50.14%
+ 40%	8.75%		40.14%
+ 30%	8.75%		30.14%
+ 20%	8.75%		20.14%
+ 10%	8.75%		10.14%
+ 5%	8.75%		5.14%

0%	8.75%		0.14%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.86%
- 10%	8.75%	-1.25%	-9.86%
- 20%	8.75%	-11.25%	-19.86%
- 30%	8.75%	-21.25%	-29.86%
- 40%	8.75%	-31.25%	-39.86%
- 50%	N/A	-41.25%	-49.86%
- 60%	N/A	-51.25%	-59.86%
- 70%	N/A	-61.25%	-69.86%
- 80%	N/A	-71.25%	-79.86%
- 90%	N/A	-81.25%	-89.86%
- 100%	N/A	-91.25%	-99.86%

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading capital markets, advisory and wealth management companies with offices in 40 countries and territories and total client assets of almost $2 trillion at December 28, 2007. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., a large publicly traded investment management company with approximately $1.4 trillion in assets under management at December 28, 2007.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
December 31, 2007	$77.75	$50.50	$53.68
March 31, 2008	$59.59	$37.25	$40.74
June 30, 2008	$54.00	$31.49	$31.71
July 28, 2008*	$36.97	$23.64	$24.33

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $24.33

Protection level: 60.00%

Protection price: $14.60

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.101521

Coupon: 13.50% per annum

Maturity: January 30, 2009

Dividend yield: 5.75% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		102.88%
+ 90%	6.75%		92.88%
+ 80%	6.75%		82.88%
+ 70%	6.75%		72.88%
+ 60%	6.75%		62.88%
+ 50%	6.75%		52.88%
+ 40%	6.75%		42.88%
+ 30%	6.75%		32.88%
+ 20%	6.75%		22.88%
+ 10%	6.75%		12.88%
+ 5%	6.75%		7.88%

0%	6.75%		2.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-2.12%
- 10%	6.75%	-3.25%	-7.12%
- 20%	6.75%	-13.25%	-17.12%
- 30%	6.75%	-23.25%	-27.12%
- 40%	6.75%	-33.25%	-37.12%
- 50%	N/A	-43.25%	-47.12%
- 60%	N/A	-53.25%	-57.12%
- 70%	N/A	-63.25%	-67.12%
- 80%	N/A	-73.25%	-77.12%
- 90%	N/A	-83.25%	-87.12%
- 100%	N/A	-93.25%	-97.12%

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 30, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
July 28, 2008*	$126.90	$110.03	$114.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $114.51

Protection level: 75.00%

Protection price: $85.88

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.732862

Coupon: 15.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.67% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.34%
+ 90%	7.625%		90.34%
+ 80%	7.625%		80.34%
+ 70%	7.625%		70.34%
+ 60%	7.625%		60.34%
+ 50%	7.625%		50.34%
+ 40%	7.625%		40.34%
+ 30%	7.625%		30.34%
+ 20%	7.625%		20.34%
+ 10%	7.625%		10.34%
+ 5%	7.625%		5.34%

0%	7.625%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.66%
- 10%	7.625%	-2.375%	-9.66%
- 20%	7.625%	-12.375%	-19.66%
- 30%	N/A	-22.375%	-29.66%
- 40%	N/A	-32.375%	-39.66%
- 50%	N/A	-42.375%	-49.66%
- 60%	N/A	-52.375%	-59.66%
- 70%	N/A	-62.375%	-69.66%
- 80%	N/A	-72.375%	-79.66%
- 90%	N/A	-82.375%	-89.66%
- 100%	N/A	-92.375%	-99.66%

Microsoft Corporation

According to publicly available information, Microsoft Corporation (the “Company”) develops and markets software, services, and solutions. The Company does business throughout the world and has offices in more than 100 countries. The Company generates revenue by developing, manufacturing, licensing, and supporting a wide range of software products for many computing devices. Its software products include operating systems for servers, personal computers, and intelligent devices; server applications for distributed computing environments; information worker productivity applications; business solution applications; high-performance computing applications, and software development tools. The Company provides consulting and product support services. The Company also researches and develops advanced technologies for future software products.

The linked share’s SEC file number is 000-14278.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$27.47	$20.71	$21.87
December 31, 2002	$29.48	$21.00	$25.85
March 31, 2003	$28.66	$22.55	$24.21
June 30, 2003	$26.97	$23.60	$25.61
September 30, 2003	$29.97	$25.25	$27.79
December 31, 2003	$29.46	$24.84	$27.54
March 31, 2004	$28.83	$24.01	$24.97
June 30, 2004	$28.80	$24.85	$28.56
September 30, 2004	$29.90	$26.74	$27.65
December 31, 2004	$30.20	$26.26	$26.71
March 31, 2005	$27.10	$23.82	$24.17
June 30, 2005	$26.09	$23.94	$24.84
September 30, 2005	$27.94	$24.50	$25.73
December 30, 2005	$28.25	$24.25	$26.15
March 31, 2006	$28.38	$26.10	$27.21
June 30, 2006	$27.94	$21.46	$23.30
September 29, 2006	$27.50	$22.23	$27.33
December 29, 2006	$30.26	$27.15	$29.86
March 30, 2007	$31.48	$26.71	$27.87
June 29, 2007	$31.16	$27.56	$29.47
September 30, 2007	$31.84	$27.51	$29.46
December 31, 2007	$37.49	$29.29	$35.60
March 31, 2008	$35.96	$26.87	$28.38
June 30, 2008	$32.10	$27.11	$27.51
July 28, 2008*	$27.91	$24.87	$25.50

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MSFT

Initial price: $25.50

Protection level: 80.00%

Protection price: $20.40

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.215686

Coupon: 11.25% per annum

Maturity: January 30, 2009

Dividend yield: 1.69% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.85%
+ 90%	5.625%		90.85%
+ 80%	5.625%		80.85%
+ 70%	5.625%		70.85%
+ 60%	5.625%		60.85%
+ 50%	5.625%		50.85%
+ 40%	5.625%		40.85%
+ 30%	5.625%		30.85%
+ 20%	5.625%		20.85%
+ 10%	5.625%		10.85%
+ 5%	5.625%		5.85%

0%	5.625%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.15%
- 10%	5.625%	-4.375%	-9.15%
- 20%	5.625%	-14.375%	-19.15%
- 30%	N/A	-24.375%	-29.15%
- 40%	N/A	-34.375%	-39.15%
- 50%	N/A	-44.375%	-49.15%
- 60%	N/A	-54.375%	-59.15%
- 70%	N/A	-64.375%	-69.15%
- 80%	N/A	-74.375%	-79.15%
- 90%	N/A	-84.375%	-89.15%
- 100%	N/A	-94.375%	-99.15%

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of expertise is immunotherapy with specific emphasis on Toll-like receptor research and development. Also in January 2008, the Company completed the acquisition of CovX Research LLC, a privately-held biotherapeutics company focused on preclinical oncology and metabolic research and a developer of a technology platform.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
December 31, 2007	$25.71	$22.24	$22.73
March 31, 2008	$24.21	$20.19	$20.93
June 30, 2008	$21.60	$17.12	$17.47
July 28, 2008*	$19.25	$17.26	$18.36

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $18.36

Protection level: 80.00%

Protection price: $14.69

Physical delivery amount: 54 ($1,000/Initial price)

Fractional shares: 0.466231

Coupon: 8.50% per annum

Maturity: January 30, 2009

Dividend yield: 6.64% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		103.32%
+ 90%	4.25%		93.32%
+ 80%	4.25%		83.32%
+ 70%	4.25%		73.32%
+ 60%	4.25%		63.32%
+ 50%	4.25%		53.32%
+ 40%	4.25%		43.32%
+ 30%	4.25%		33.32%
+ 20%	4.25%		23.32%
+ 10%	4.25%		13.32%
+ 5%	4.25%		8.32%

0%	4.25%		3.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-1.68%
- 10%	4.25%	-5.75%	-6.68%
- 20%	4.25%	-15.75%	-16.68%
- 30%	N/A	-25.75%	-26.68%
- 40%	N/A	-35.75%	-36.68%
- 50%	N/A	-45.75%	-46.68%
- 60%	N/A	-55.75%	-56.68%
- 70%	N/A	-65.75%	-66.68%
- 80%	N/A	-75.75%	-76.68%
- 90%	N/A	-85.75%	-86.68%
- 100%	N/A	-95.75%	-96.68%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.65	$1.42	$1.57
December 31, 2002	$2.84	$1.39	$2.19
March 31, 2003	$2.67	$1.79	$2.18
June 30, 2003	$3.91	$2.13	$3.60
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 30, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
July 28, 2008*	$124.50	$101.86	$113.51

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $113.51

Protection level: 70.00%

Protection price: $79.46

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.809796

Coupon: 14.75% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%

0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a science-centered global health care company. The Company applies its research-and-development platform to human prescription, animal health and consumer products. The Company has three reportable segments: Human Prescription Pharmaceuticals, Animal Health and Consumer Health Care. Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products including vaccines. The Consumer Health Care segment develops, manufactures and markets OTC, foot care and sun care products. The Company’s is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 30, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
March 31, 2008	$27.81	$14.05	$14.41
June 30, 2008	$20.87	$13.83	$19.69
July 28, 2008*	$22.78	$17.82	$19.32

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $19.32

Protection level: 75.00%

Protection price: $14.49

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.759834

Coupon: 10.50% per annum

Maturity: January 30, 2009

Dividend yield: 1.35% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.68%
+ 90%	5.25%		90.68%
+ 80%	5.25%		80.68%
+ 70%	5.25%		70.68%
+ 60%	5.25%		60.68%
+ 50%	5.25%		50.68%
+ 40%	5.25%		40.68%
+ 30%	5.25%		30.68%
+ 20%	5.25%		20.68%
+ 10%	5.25%		10.68%
+ 5%	5.25%		5.68%

0%	5.25%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.32%
- 10%	5.25%	-4.75%	-9.32%
- 20%	5.25%	-14.75%	-19.32%
- 30%	N/A	-24.75%	-29.32%
- 40%	N/A	-34.75%	-39.32%
- 50%	N/A	-44.75%	-49.32%
- 60%	N/A	-54.75%	-59.32%
- 70%	N/A	-64.75%	-69.32%
- 80%	N/A	-74.75%	-79.32%
- 90%	N/A	-84.75%	-89.32%
- 100%	N/A	-94.75%	-99.32%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
July 28, 2008*	$111.91	$93.18	$97.64

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $97.64

Protection level: 75.00%

Protection price: $73.23

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.241704

Coupon: 12.25% per annum

Maturity: January 30, 2009

Dividend yield: 0.79% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.40%
+ 90%	6.125%		90.40%
+ 80%	6.125%		80.40%
+ 70%	6.125%		70.40%
+ 60%	6.125%		60.40%
+ 50%	6.125%		50.40%
+ 40%	6.125%		40.40%
+ 30%	6.125%		30.40%
+ 20%	6.125%		20.40%
+ 10%	6.125%		10.40%
+ 5%	6.125%		5.40%

0%	6.125%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.60%
- 10%	6.125%	-3.875%	-9.60%
- 20%	6.125%	-13.875%	-19.60%
- 30%	N/A	-23.875%	-29.60%
- 40%	N/A	-33.875%	-39.60%
- 50%	N/A	-43.875%	-49.60%
- 60%	N/A	-53.875%	-59.60%
- 70%	N/A	-63.875%	-69.60%
- 80%	N/A	-73.875%	-79.60%
- 90%	N/A	-83.875%	-89.60%
- 100%	N/A	-93.875%	-99.60%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O'Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
July 28, 2008*	$49.25	$42.34	$43.96

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $43.96

Protection level: 75.00%

Protection price: $32.97

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.747953

Coupon: 14.00% per annum

Maturity: January 30, 2009

Dividend yield: 1.27% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.64%
+ 90%	7.00%		90.64%
+ 80%	7.00%		80.64%
+ 70%	7.00%		70.64%
+ 60%	7.00%		60.64%
+ 50%	7.00%		50.64%
+ 40%	7.00%		40.64%
+ 30%	7.00%		30.64%
+ 20%	7.00%		20.64%
+ 10%	7.00%		10.64%
+ 5%	7.00%		5.64%

0%	7.00%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.36%
- 10%	7.00%	-3.00%	-9.36%
- 20%	7.00%	-13.00%	-19.36%
- 30%	N/A	-23.00%	-29.36%
- 40%	N/A	-33.00%	-39.36%
- 50%	N/A	-43.00%	-49.36%
- 60%	N/A	-53.00%	-59.36%
- 70%	N/A	-63.00%	-69.36%
- 80%	N/A	-73.00%	-79.36%
- 90%	N/A	-83.00%	-89.36%
- 100%	N/A	-93.00%	-99.36%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
July 28, 2008*	$40.74	$29.70	$31.81

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $31.81

Protection level: 70.00%

Protection price: $22.27

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.436655

Coupon: 15.00% per annum

Maturity: January 30, 2009

Dividend yield: 1.60% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.80%
+ 90%	7.50%		90.80%
+ 80%	7.50%		80.80%
+ 70%	7.50%		70.80%
+ 60%	7.50%		60.80%
+ 50%	7.50%		50.80%
+ 40%	7.50%		40.80%
+ 30%	7.50%		30.80%
+ 20%	7.50%		20.80%
+ 10%	7.50%		10.80%
+ 5%	7.50%		5.80%

0%	7.50%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.20%
- 10%	7.50%	-2.50%	-9.20%
- 20%	7.50%	-12.50%	-19.20%
- 30%	7.50%	-22.50%	-29.20%
- 40%	N/A	-32.50%	-39.20%
- 50%	N/A	-42.50%	-49.20%
- 60%	N/A	-52.50%	-59.20%
- 70%	N/A	-62.50%	-69.20%
- 80%	N/A	-72.50%	-79.20%
- 90%	N/A	-82.50%	-89.20%
- 100%	N/A	-92.50%	-99.20%

XTO Energy Inc.

According to publicly available information, XTO Energy Inc. (the “Company”), and its subsidiaries are engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company was formerly known as Cross Timbers Oil Company and changed its name to XTO Energy Inc. in June 2001.

The Company’s estimated proved reserves at December 31, 2007 were 9.44 trillion cubic feet of natural gas, 67 million barrels of natural gas liquids and 241 million barrels of oil, based on December 31, 2007 prices of $6.39 per thousand cubic feet for gas, $60.24 per barrel for natural gas liquids and $91.19 per barrel for oil.

The linked share’s SEC file number is 1-10662.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.27	$5.31	$7.13
December 31, 2002	$9.13	$6.96	$8.55
March 31, 2003	$9.17	$7.85	$8.77
June 30, 2003	$10.38	$8.40	$9.28
September 30, 2003	$9.89	$8.57	$9.69
December 31, 2003	$13.52	$9.66	$13.06
March 31, 2004	$15.00	$11.81	$14.56
June 30, 2004	$17.59	$14.09	$17.19
September 30, 2004	$19.09	$14.65	$18.74
December 31, 2004	$21.28	$17.25	$20.41
March 31, 2005	$26.97	$18.36	$25.26
June 30, 2005	$28.07	$20.00	$26.14
September 30, 2005	$35.62	$26.45	$34.86
December 30, 2005	$36.60	$29.34	$33.80
March 31, 2006	$38.47	$30.24	$33.51
June 30, 2006	$37.10	$29.21	$35.42
September 29, 2006	$39.38	$30.99	$33.70
December 29, 2006	$40.99	$30.93	$37.64
March 30, 2007	$44.62	$35.10	$43.85
June 29, 2007	$51.19	$43.29	$48.08
September 30, 2007	$51.42	$40.40	$49.47
December 31, 2007	$53.99	$47.62	$51.36
March 31, 2008	$64.00	$45.57	$61.86
June 30, 2008	$73.74	$59.52	$68.51
July 28, 2008*	$71.36	$46.14	$48.11

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XTO

Initial price: $48.11

Protection level: 75.00%

Protection price: $36.08

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.785699

Coupon: 12.75% per annum

Maturity: January 30, 2009

Dividend yield: 0.95% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.48%
+ 90%	6.375%		90.48%
+ 80%	6.375%		80.48%
+ 70%	6.375%		70.48%
+ 60%	6.375%		60.48%
+ 50%	6.375%		50.48%
+ 40%	6.375%		40.48%
+ 30%	6.375%		30.48%
+ 20%	6.375%		20.48%
+ 10%	6.375%		10.48%
+ 5%	6.375%		5.48%

0%	6.375%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.52%
- 10%	6.375%	-3.625%	-9.52%
- 20%	6.375%	-13.625%	-19.52%
- 30%	N/A	-23.625%	-29.52%
- 40%	N/A	-33.625%	-39.52%
- 50%	N/A	-43.625%	-49.52%
- 60%	N/A	-53.625%	-59.52%
- 70%	N/A	-63.625%	-69.52%
- 80%	N/A	-73.625%	-79.52%
- 90%	N/A	-83.625%	-89.52%
- 100%	N/A	-93.625%	-99.52%

Yahoo! Inc.

According to publicly available information, Yahoo! Inc. (the “Company”) is a global Internet brand and one of the most trafficked Internet destinations worldwide.

The Company provides it’s owned and operated online properties and services to users. The Company also extends its marketing platform and access to Internet users beyond Yahoo! Properties through its distribution network of third-party entities who have integrated the Company’s advertising offerings into their Websites or their other offerings.

The linked share’s SEC file number is 0-28018.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.43	$4.47	$4.79
December 31, 2002	$9.49	$4.51	$8.18
March 31, 2003	$12.50	$8.25	$12.01
June 30, 2003	$16.75	$11.26	$16.38
September 30, 2003	$19.13	$14.05	$17.69
December 31, 2003	$22.74	$17.50	$22.59
March 31, 2004	$25.21	$20.58	$24.30
June 30, 2004	$36.51	$23.95	$36.33
September 30, 2004	$35.34	$25.53	$33.91
December 31, 2004	$39.78	$33.60	$37.68
March 31, 2005	$38.89	$30.31	$33.90
June 30, 2005	$38.95	$32.30	$34.65
September 30, 2005	$38.00	$31.60	$33.84
December 30, 2005	$43.45	$32.78	$39.18
March 31, 2006	$43.65	$29.75	$32.26
June 30, 2006	$34.08	$28.60	$33.00
September 29, 2006	$33.74	$24.62	$25.28
December 29, 2006	$28.56	$22.66	$25.54
March 30, 2007	$32.84	$25.26	$31.29
June 29, 2007	$33.61	$26.61	$27.13
September 30, 2007	$27.80	$22.27	$26.84
December 31, 2007	$34.07	$22.80	$23.26
March 31, 2008	$30.24	$18.59	$28.93
June 30, 2008	$29.17	$20.60	$20.66
July 28, 2008*	$24.80	$19.59	$20.12

*	High, low and closing prices are for the period starting July 1, 2008 and ending July 28, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: YHOO

Initial price: $20.12

Protection level: 70.00%

Protection price: $14.08

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.701789

Coupon: 11.50% per annum

Maturity: January 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%